Exhibit 99

CONTACT:	Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS SECOND QUARTER 2010 RESULTS

SECOND QUARTER HIGHLIGHTS

•	Second quarter diluted earnings per share (EPS) totaled $0.31, ahead of expectations and prior year results;

•	Total fee revenue increased 13 percent to $287 million as a result of strong revenue per available room (REVPAR) and unit growth. Incentive fees climbed 31 percent;

•	Worldwide company-operated comparable REVPAR rose 9.9 percent (an 8.2 percent increase using constant dollars). Average daily rate rose 1.6 percent (a 0.1 percent increase using constant dollars);

•

North American company-operated comparable REVPAR increased 7.9 percent (a 7.5 percent increase using constant dollars) with a 1.2 increase in average daily rate (a 0.8 percent increase using constant dollars);

•	The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled nearly 95,000 rooms, including over 36,000 rooms outside North America;

•

Over 6,500 rooms opened during the second quarter, including over 1,800 rooms in international markets and nearly 1,300 rooms converting from competitor brands. At the end of the second quarter, Marriott’s newest brand, The Autograph Collection, included 10 hotels with over 1,500 rooms.

BETHESDA, MD – July 14, 2010 – Marriott International, Inc. (NYSE:MAR) today reported second quarter 2010 results, exceeding the company’s diluted EPS expectations and prior year results.

SECOND QUARTER 2010 RESULTS

Second quarter 2010 net income totaled $119 million, a 42 percent increase compared to second quarter 2009 adjusted net income. Diluted EPS totaled $0.31, a 35 percent increase from adjusted diluted EPS in the year-ago quarter. On April 22, 2010, the company forecasted second quarter diluted EPS of $0.25 to $0.29.

Adjusted results for the 2009 second quarter excluded $57 million pretax ($30 million after-tax and $0.08 per diluted share) of restructuring costs and other charges and $17 million of non-cash charges ($0.05 per diluted share) in the provision for income taxes.

Reported net income totaled $119 million in the second quarter of 2010 compared to reported net income of $37 million in the year-ago quarter. Reported diluted EPS was $0.31 in the second quarter of 2010 compared to reported EPS of $0.10 in the second quarter of 2009.

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “This is an exciting time for Marriott. Business and leisure stays at our hotels are trending up. Revenue per available room increased more than expected in the second quarter and room rates at company-operated hotels in North America rose for the first time in nearly two years.

“Totaling approximately 95,000 rooms, our development pipeline reflects expanding global opportunities. We opened over 6,500 rooms during the quarter. With strong interest by owners and franchisees in our brands, we expect to open over 30,000 rooms in 2010, including conversions to our new brand, the Autograph Collection.

“We are seeing major international growth. At the end of the quarter, a record 39 percent of our development pipeline was outside North America as were two-thirds of our worldwide rooms under construction. During the quarter, we opened superb new international hotels in Phuket, Shanghai, St. Petersburg and Budapest.

“We anticipate even more favorable pricing in the second half of 2010 and into 2011. Combined with productivity improvements achieved over the last year, strong unit growth and increasing demand, we look forward to growing cash flow and strong earnings in 2010 and beyond.”

For the 2010 second quarter, REVPAR for worldwide comparable company-operated properties increased 9.9 percent (an 8.2 percent increase using constant dollars) and REVPAR for worldwide comparable systemwide properties increased 8.5 percent (a 7.0 percent increase using constant dollars).

International comparable company-operated REVPAR rose 14.1 percent (a 9.8 percent increase using constant dollars), including a 2.0 percent increase in average daily rate (a 1.8 percent decline using constant dollars) in the second quarter of 2010.

In North America, comparable company-operated REVPAR increased 7.9 percent (a 7.5 percent increase using constant dollars) in the second quarter of 2010. On a constant dollar basis, REVPAR for comparable company-operated North American full-service and luxury hotels (including Marriott Hotels & Resorts, The Ritz-Carlton and Renaissance Hotels) increased 9.0 percent with a 1.7 percent increase in average daily rate.

Marriott added 46 new properties (6,568 rooms) to its worldwide lodging portfolio in the 2010 second quarter and 14 properties (2,311 rooms) exited the system during the quarter. At quarter-end, the company’s lodging group encompassed 3,489 properties and timeshare resorts for a total of over 607,000 rooms.

The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled nearly 600 properties with approximately 95,000 rooms at quarter-end.

Early in the 2010 third quarter, the company launched Marriott Vacation Club Destinations (MVCD), a points-based program that offers increased usage and purchase flexibility to its owners. While Marriott Vacation Clubs in North America will offer this improved product to new customers going forward, existing owners will retain full rights and privileges of interval ownership as well as the opportunity to participate in MVCD.

MARRIOTT REVENUES totaled nearly $2.8 billion in the 2010 second quarter compared to approximately $2.6 billion for the second quarter of 2009. Base management and franchise fees rose 10 percent to $241 million reflecting higher REVPAR and fees from new hotels. Second quarter incentive management fees increased 31 percent to $46 million. In the second quarter, 25 percent of company-managed hotels earned incentive management fees compared to 23 percent in the year-ago quarter. Approximately 62 percent of incentive management fees came from hotels outside North America in the 2010 quarter compared to 61 percent in the 2009 quarter.

Worldwide comparable company-operated house profit margins increased 90 basis points in the second quarter reflecting higher occupancy, slight rate increases and strong productivity.

Owned, leased, corporate housing and other revenue, net of direct expenses, increased $10 million in the 2010 second quarter, to $31 million, including a $6 million favorable impact of hotel termination fees net of property closing costs. Operating results at owned and leased hotels improved year-over-year with stronger occupancy and margins.

Second quarter adjusted Timeshare segment contract sales decreased 21 percent to $167 million (excluding a $6 million allowance for fractional and residential contract cancellations recorded in the quarter) largely due to tough comparisons as a result of the 25th anniversary promotion in the year-ago quarter. In the prior year’s quarter, adjusted Timeshare segment contract sales totaled $212 million (excluding a $3 million allowance for fractional and residential contract cancellations).

In the second quarter, timeshare sales and services revenue totaled $289 million and, net of expenses, totaled $50 million for the quarter. Adjusting for restructuring and other charges, as well as the impact of consolidating securitized loans had that occurred at the beginning of 2009 rather than 2010, second quarter 2009 timeshare sales and services revenue would have totaled $331 million and, net of direct expenses, would have totaled $48 million. These adjustments for the 2009 quarter are shown on page A-11.

Despite lower contract sales, development revenue, net of expense, benefited from lower marketing and sales costs, as well as price increases year-over-year. Timeshare segment results include Timeshare sales and services revenue, net of direct expenses, as well as base management fees, equity earnings (losses), noncontrolling interest, interest expense and general, administrative and other expenses associated with the timeshare business. Timeshare segment results for the 2010 second quarter, shown on page A-9, totaled $30 million, including $14 million of interest expense related to the consolidation of securitized Timeshare notes. Adjusting for restructuring and other charges, as well as the impact of consolidating securitized loans had that occurred at the beginning of 2009 rather than 2010, second quarter 2009 timeshare segment results would have totaled $29 million, including $18 million of interest expense related to the consolidation of securitized Timeshare notes. These adjustments for the 2009 quarter are shown on page A-11.

GENERAL, ADMINISTRATIVE and OTHER expenses for the 2010 second quarter increased 4 percent to $142 million, compared to adjusted expenses of $136 million in the year-ago quarter, and included higher incentive compensation costs partially offset by lower legal and deferred compensation expenses.

GAINS AND OTHER INCOME totaled $3 million primarily reflecting $2 million of gains on the sale of real estate and $1 million of returns from joint venture investments. The prior year’s second quarter gains and other income totaled $3 million largely related to gains on the sale of real estate.

INTEREST EXPENSE increased $16 million to $44 million in the second quarter primarily due to $14 million of interest expense related to the consolidation of debt associated with securitized Timeshare notes, lower capitalized interest and interest expense associated with the company’s deferred compensation plan partially offset by the impact of lower debt balances and interest rates. Adjusting for the impact of consolidating securitized loans had that occurred at the beginning of 2009 rather than 2010, second quarter 2009 interest expense would have been $18 million higher.

Earnings before Interest Expense, Taxes, Depreciation and Amortization (EBITDA)

EBITDA totaled $278 million in the 2010 second quarter. In the 2009 second quarter, adjusted EBITDA totaled $220 million. If the consolidation of securitized timeshare notes had occurred at the beginning of 2009, adjusted EBITDA in the 2009 second quarter would have totaled $252 million.

BALANCE SHEET

At the end of the second quarter 2010, total debt was $2,911 million and cash balances totaled $100 million, compared to $2,298 million in debt and $115 million of cash at year-end 2009.

Adjusting for the debt associated with securitized Timeshare mortgage notes now required to be consolidated under new accounting rules, adjusted total debt, net of cash, has declined by over $350 million since year-end 2009.

At the end of the 2010 second quarter, Marriott had borrowings of approximately $100 million outstanding under its $2.4 billion bank revolver, about $900 million lower than the end of the 2009 first quarter.

COMMON STOCK

Weighted average fully diluted shares outstanding used to calculate diluted EPS totaled 377.4 million in the 2010 second quarter compared to weighted average fully diluted shares outstanding of 366.0 million used to calculate adjusted diluted EPS in the year-ago quarter.

The remaining share repurchase authorization, as of June 18, 2010, totaled 21.3 million shares. No share repurchases are planned for 2010.

THIRD QUARTER 2010 OUTLOOK

For the third quarter, the company assumes comparable systemwide REVPAR on a constant dollar basis will increase 5 to 7 percent in North America, 7 to 9 percent outside North America and 6 to 8 percent worldwide.

The company assumes third quarter 2010 Timeshare contract sales will total $165 million to $175 million and Timeshare sales and services revenue, net of direct expenses, will total approximately $50 million to $55 million. With these assumptions, Timeshare segment results for the third quarter, including interest expense associated with securitized notes, are expected to total $30 million to $35 million.

FULL YEAR 2010 OUTLOOK

For the full year 2010, the company assumes comparable systemwide REVPAR on a constant dollar basis will increase 4 to 6 percent in North America, 6 to 8 percent outside North America and 4 to 6 percent worldwide.

The company expects to open over 30,000 rooms in 2010 as most hotels expected to open are already under construction or undergoing conversion from other brands.

The company continues to estimate that, on a full-year basis, one point of worldwide systemwide REVPAR impacts total fees by approximately $10 million to $15 million pretax and impacts owned, leased, corporate housing and other revenue, net of direct expense, by approximately $3 million to $5 million pretax.

For its timeshare business, the company assumes 2010 timeshare contract sales will be in line with 2009 levels. For 2010, Timeshare sales and services revenue, net of direct expenses, is expected to total $205 million to $215 million. Timeshare segment results for 2010, including interest expense associated with previously securitized notes, is expected to total $115 million to $125 million.

The company expects that its 2010 general, administrative and other expenses will total $650 million to $660 million reflecting higher incentive compensation.

	Third Quarter 2010	Full Year 2010

Total fee revenue	$245 million to $255 million	$1,160 million to $1,180 million

Owned, leased, corporate housing and other revenue, net of direct expenses	Approx $10 million	Approx $95 million

Timeshare sales and services revenue, net of direct expenses	$50 million to $55 million	$205 million to $215 million

General, administrative and other expenses	Approx $155 million	$650 million to $660 million

Operating income	$150 million to $165 million	$800 million to $840 million

Gains and other income	Approx $5 million	Approx $20 million

Net interest expense[1]	Approx $40 million	$165 million to $170 million

Equity in earnings (losses)	($5) million to $0	Approx ($30) million

Earnings per share	$0.18 to $0.22	$1.05 to $1.13

Tax rate	36 percent

[1]	Net of interest income

The company expects investment spending in 2010 will total approximately $500 million, including $50 million for maintenance capital spending and $200 million of other capital expenditures (including property acquisitions). Investment spending will also include new mezzanine financing and mortgage loans, contract acquisition costs, and equity and other investments. The investment in net timeshare development is not included above as the company expects cost of goods sold in the timeshare business will exceed timeshare inventory spending in 2010.

Based upon the assumptions above, full year 2010 EBITDA is expected to total $1,045 million to $1,085 million, a 7 to 11 percent increase over the prior year’s adjusted EBITDA including the impact of consolidating securitized loans had that occurred at the beginning of 2009 rather than 2010. Adjusted EBITDA for full year 2009 is shown on page A-15.

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, July 15, 2010 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until July 15, 2011.

The telephone dial-in number for the conference call is 706-679-3455 and the pass code is 75250137. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, July 15, 2010 until 8 p.m. ET, Thursday, July 22, 2010. To access the replay, call 706-645-9291. The reservation number for the recording is 75250137.

Definitions

All references to net income or net loss reflect net income or net loss attributable to Marriott. All references to EPS or diluted losses per share, unless otherwise noted, reflect EPS or diluted losses per share attributable to Marriott shareholders.

Note: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earnings trends, estimates and assumptions; statements concerning the number of lodging properties we expect to add in the future; our expectations about investment spending and share repurchases; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the continuation and pace of the economic recovery; supply and demand changes for hotel rooms, corporate housing and our Timeshare segment products; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and other risk factors that we identify in our most recent quarterly report on Form 10-Q; any of which could cause actual results to differ materially from the expectations we express or imply here. These statements are made as of July 14, 2010, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading lodging company with more than 3,400 lodging properties in 70 countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, The Autograph Collection, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites and Bulgari brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club, The Ritz-Carlton Destination Club, and Grand Residences by Marriott brands; licenses and manages whole-ownership residential brands, including The Ritz-Carlton Residences, JW Marriott Residences and Marriott Residences; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. The company is headquartered in Bethesda, Maryland, USA, and had approximately 137,000 employees at 2009 year-end. It is recognized by FORTUNE® as one of the best companies to work for, and by Newsweek as one of the greenest big companies in America. In fiscal year 2009, Marriott International reported sales from continuing operations of nearly $11 billion. For more information or reservations, please visit our web site at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.

PRESS RELEASE SCHEDULES

QUARTER 2, 2010

TABLE OF CONTENTS

Consolidated Statements of Income	A-1

Total Lodging Products	A-4

Key Lodging Statistics	A-5

Timeshare Segment	A-9

Second Quarter 2009 Timeshare Segment As Adjusted Had ASU Nos. 2009-16 and 2009-17 Been Adopted on January 3, 2009	A-11

Timeshare Inventory As Adjusted Had ASU Nos. 2009-16 and 2009-17 Been Adopted on January 3, 2009	A-12

EBITDA and Adjusted EBITDA	A-13

Second Quarter 2009 EBITDA As Adjusted Had ASU Nos. 2009-16 and 2009-17 Been Adopted on January 3, 2009	A-14

2009 EBITDA As Adjusted Had ASU Nos. 2009-16 and 2009-17 Been Adopted on January 3, 2009 and Forecasted 2010	A-15

Adjusted Total Debt Net of Cash	A-16

Non-GAAP Financial Measures	A-17

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

			Adjustments
	As Reported 12 Weeks Ended June 18, 2010	As Reported 12 Weeks Ended June 19, 2009	Restructuring Costs & Other Charges	Certain Tax Items	As Adjusted 12 Weeks Ended June 19, 2009**	Percent Better/(Worse) 2010 vs. Adjusted 2009

REVENUES
Base management fees	$136	$126	$—	$—	$126	8
Franchise fees	105	93	—	—	93	13
Incentive management fees	46	35	—	—	35	31
Owned, leased, corporate housing and other revenue [1]	255	238	—	—	238	7
Timeshare sales and services [2]	289	283	12	—	295	(2)
Cost reimbursements [3]	1,940	1,787	—	—	1,787	9

Total Revenues	2,771	2,562	12	—	2,574	8

OPERATING COSTS AND EXPENSES

Owned, leased and corporate housing - direct [4]	224	217	—	—	217	(3)
Timeshare - direct	239	279	—	—	279	14
Reimbursed costs	1,940	1,787	—	—	1,787	(9)
Restructuring costs	—	33	(33)	—	—	*
General, administrative and other [5]	142	147	(11)	—	136	(4)

Total Expenses	2,545	2,463	(44)	—	2,419	(5)

OPERATING INCOME	226	99	56	—	155	46

Gains and other income [6]	3	3	—	—	3	—
Interest expense	(44)	(28)	—	—	(28)	(57)
Interest income	3	9	—	—	9	(67)
Equity in (losses) earnings [7]	(4)	(4)	1	—	(3)	(33)

INCOME BEFORE INCOME TAXES	184	79	57	—	136	35

Provision for income taxes	(65)	(44)	(27)	17	(54)	(20)

NET INCOME	119	35	30	17	82	45

Add: Net losses attributable to noncontrolling interests, net of tax	—	2	—	—	2	(100)

NET INCOME ATTRIBUTABLE TO MARRIOTT	$119	$37	$30	$17	$84	42

EARNINGS PER SHARE - Basic [8]
Earnings per share attributable to Marriott shareholders [9]	$0.33	$0.10	$0.08	$0.05	$0.24	38

EARNINGS PER SHARE - Diluted [8]
Earnings per share attributable to Marriott shareholders [9]	$0.31	$0.10	$0.08	$0.05	$0.23	35

Basic Shares [8]	362.1	356.2	356.2	356.2	356.2
Diluted Shares [8]	377.4	366.0	366.0	366.0	366.0

*	Percent cannot be calculated.

**	Denotes non-GAAP financial measures. Please see pages A-17 and A-18 for additional information about our reasons for providing these alternative financial measures and limitations on their use. See page A-3 for footnote references.

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

			Adjustments
	As Reported 24 Weeks Ended June 18, 2010	As Reported 24 Weeks Ended June 19, 2009	Restructuring Costs & Other Charges	Certain Tax Items	As Adjusted 24 Weeks Ended June 19, 2009**	Percent Better/(Worse) 2010 vs. Adjusted 2009

REVENUES
Base management fees	$261	$251	$—	$—	$251	4
Franchise fees	196	181	—	—	181	8
Incentive management fees	86	78	—	—	78	10
Owned, leased, corporate housing and other revenue [1]	484	458	—	—	458	6
Timeshare sales and services (including net note sale losses of $1 for twenty-four weeks ended June 19, 2009) [2]	574	492	29	—	521	10
Cost reimbursements [3]	3,800	3,597	—	—	3,597	6

Total Revenues	5,401	5,057	29	—	5,086	6

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	441	424	—	—	424	(4)
Timeshare - direct	474	499	1	—	500	5
Reimbursed costs	3,800	3,597	—	—	3,597	(6)
Restructuring costs	—	35	(35)	—	—	*
General, administrative and other [5]	280	363	(91)	—	272	(3)

Total Expenses	4,995	4,918	(125)	—	4,793	(4)

OPERATING INCOME	406	139	154	—	293	39

Gains and other income (including gain on debt extinguishment of $21 for the twenty-four weeks ended June 19, 2009) [6]	4	28	—	—	28	(86)
Interest expense	(89)	(57)	—	—	(57)	(56)
Interest income	7	15	—	—	15	(53)
Equity in (losses) earnings [7]	(15)	(38)	32	—	(6)	(150)

INCOME BEFORE INCOME TAXES	313	87	186	—	273	15

Provision for income taxes	(111)	(77)	(72)	43	(106)	(5)

NET INCOME	202	10	114	43	167	21

Add: Net losses attributable to noncontrolling interests, net of tax	—	4	—	—	4	(100)

NET INCOME ATTRIBUTABLE TO MARRIOTT	$202	$14	$114	$43	$171	18

EARNINGS PER SHARE - Basic [8]
Earnings per share attributable to Marriott shareholders [9]	$0.56	$0.04	$0.32	$0.12	$0.48	17

EARNINGS PER SHARE - Diluted [8]
Earnings per share attributable to Marriott shareholders [9]	$0.54	$0.04	$0.31	$0.12	$0.47	15

Basic Shares [8]	360.7	355.3	355.3	355.3	355.3
Diluted Shares [8]	375.5	364.2	364.2	364.2	364.2

*	Percent cannot be calculated.

**	Denotes non-GAAP financial measures. Please see pages A-17 and A-18 for additional information about our reasons for providing these alternative financial measures and limitations on their use. See page A-3 for footnote references.

MARRIOTT INTERNATIONAL, INC.

FOOTNOTES TO CONSOLIDATED STATEMENTS OF INCOME

[1]	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees, branding fees and other revenue.
[2]	–	Timeshare sales and services includes total timeshare revenue except for base management fees and cost reimbursements.
[3]	–	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[4]	–	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.
[5]	–	General, administrative and other expenses include the overhead costs allocated to our segments and our corporate overhead costs and general expenses.
[6]	–	Gains and other income includes gains and losses on: the sale of real estate, note sales or repayments (except timeshare note securitizations), the sale of joint ventures and investments; and debt extinguishments, as well as income from cost method joint ventures.
[7]	–	Equity in (losses) earnings includes our equity in (losses) / earnings of unconsolidated equity method joint ventures.
[8]	–	2009 share numbers and per share amounts have been retroactively adjusted to reflect the stock dividends with distribution dates of July 30, 2009, September 3, 2009 and December 3, 2009.
[9]	–	Earnings per share attributable to Marriott shareholders plus adjustment items may not equal earnings per share attributable to Marriott shareholders as adjusted due to rounding.

MARRIOTT INTERNATIONAL, INC.

TOTAL LODGING PRODUCTS 1

	Number of Properties			Number of Rooms/Suites
Brand	June 18, 2010	June 19, 2009	vs. June 19, 2009	June 18, 2010	June 19, 2009	vs. June 19, 2009
Domestic Full-Service
Marriott Hotels & Resorts	354	349	5	141,819	138,945	2,874
Renaissance Hotels	80	77	3	29,069	28,197	872
Autograph Collection	10	—	10	1,529	—	1,529
Domestic Limited-Service
Courtyard	780	747	33	109,649	104,657	4,992
Fairfield Inn & Suites	641	589	52	57,780	52,450	5,330
SpringHill Suites	267	226	41	31,295	26,044	5,251
Residence Inn	589	567	22	70,998	67,814	3,184
TownePlace Suites	190	173	17	19,063	17,359	1,704
International
Marriott Hotels & Resorts	194	187	7	59,616	56,514	3,102
Renaissance Hotels	66	67	(1)	22,255	22,698	(443)
Courtyard	96	87	9	18,931	17,110	1,821
Fairfield Inn & Suites	9	9	—	1,153	1,109	44
SpringHill Suites	1	1	—	124	124	—
Residence Inn	17	18	(1)	2,418	2,604	(186)
Marriott Executive Apartments	22	21	1	3,679	3,412	267
Luxury
The Ritz-Carlton - Domestic	39	37	2	11,587	11,549	38
The Ritz-Carlton - International	34	33	1	10,171	10,117	54
Bulgari Hotels & Resorts	2	2	—	117	117	—
The Ritz-Carlton Residential	25	24	1	2,644	2,539	105
The Ritz-Carlton Serviced Apartments	3	3	—	458	474	(16)
Timeshare [2]
Marriott Vacation Club [3]	53	52	1	11,874	11,858	16
The Ritz-Carlton Destination Club	9	10	(1)	469	461	8
The Ritz-Carlton Residences	4	3	1	238	150	88
Grand Residences by Marriott - Fractional	2	2	—	248	241	7
Grand Residences by Marriott - Residential	2	2	—	68	91	(23)

Sub Total Timeshare	70	69	1	12,897	12,801	96

Total	3,489	3,286	203	607,252	576,634	30,618

Number of Timeshare Interval, Fractional and Residential Resorts

	Total Properties [2]	Properties in Active Sales [4]
100% Company-Developed
Marriott Vacation Club [3]	53	27
The Ritz-Carlton Destination Club and Residences	9	7
Grand Residences by Marriott and Residences	4	3
Joint Ventures
The Ritz-Carlton Destination Club and Residences	4	4

Total	70	41

[1]	Total Lodging Products excludes the 1,869 and 2,142 corporate housing rental units as of June 18, 2010 and June 19, 2009, respectively.
[2]	Includes products that are in active sales as well as those that are sold out. Residential products are included once they possess a certificate of occupancy.
[3]	Marriott Vacation Club includes Horizons by Marriott Vacation Club products that were previously reported separately.
[4]	Products in active sales may not be ready for occupancy.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties1

	Three Months Ended May 31, 2010 and May 31, 2009
	REVPAR		Occupancy		Average Daily Rate
Region	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Caribbean & Latin America	$138.23	9.5%	72.7%	5.5% pts.	$190.08	1.3%
Continental Europe	$115.68	5.6%	70.6%	3.8% pts.	$163.77	0.0%
United Kingdom	$115.15	5.8%	76.3%	4.0% pts.	$150.98	0.3%
Middle East & Africa	$104.18	-2.0%	76.7%	3.8% pts.	$135.92	-6.8%
Asia Pacific [2]	$83.87	27.7%	68.2%	16.2% pts.	$122.94	-2.5%
Regional Composite [3]	$108.81	8.8%	72.1%	7.3% pts.	$150.82	-2.2%
International Luxury [4]	$213.49	14.0%	67.3%	10.1% pts.	$317.09	-3.1%
Total International [5]	$120.13	9.8%	71.6%	7.6% pts.	$167.72	-1.8%
Worldwide [6]	$110.74	8.2%	71.7%	5.4% pts.	$154.52	0.1%

Comparable Systemwide International Properties1

	Three Months Ended May 31, 2010 and May 31, 2009
	REVPAR		Occupancy		Average Daily Rate
Region	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Caribbean & Latin America	$122.40	15.5%	71.2%	8.8% pts.	$171.83	1.3%
Continental Europe	$111.92	5.1%	68.9%	4.6% pts.	$162.53	-1.9%
United Kingdom	$113.43	5.8%	75.6%	3.9% pts.	$150.08	0.3%
Middle East & Africa	$104.18	-2.0%	76.7%	3.8% pts.	$135.92	-6.8%
Asia Pacific [2]	$87.89	21.0%	69.0%	13.9% pts.	$127.43	-3.4%
Regional Composite [3]	$106.96	9.0%	71.2%	7.5% pts.	$150.16	-2.4%
International Luxury [4]	$213.49	14.0%	67.3%	10.1% pts.	$317.09	-3.1%
Total International [5]	$116.55	9.8%	70.9%	7.7% pts.	$164.43	-2.1%
Worldwide [6]	$92.96	7.0%	70.7%	5.0% pts.	$131.39	-0.6%

[1]

We report International results on a period basis, and international statistics on a monthly basis. Statistics are in constant dollars for March through May. International includes properties located outside the Continental United States and Canada, except for Worldwide which also includes North America.

[2]	Does not include Hawaii.
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels and Courtyard brands. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of North America and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes international statistics for the three calendar months ended May 31, 2010 and May 31, 2009, and North American statistics for the twelve weeks ended June 18, 2010 and June 19, 2009. Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties1

	Five Months Ended May 31, 2010 and May 31, 2009
	REVPAR		Occupancy		Average Daily Rate
Region	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Caribbean & Latin America	$140.94	4.1%	73.0%	4.9% pts.	$193.07	-2.9%
Continental Europe	$106.18	4.2%	65.6%	4.2% pts.	$161.90	-2.5%
United Kingdom	$110.77	5.9%	72.6%	4.2% pts.	$152.56	-0.1%
Middle East & Africa	$100.94	-5.3%	73.1%	2.8% pts.	$138.08	-8.9%
Asia Pacific [2]	$79.53	23.3%	64.9%	14.8% pts.	$122.62	-4.8%
Regional Composite [3]	$104.41	6.2%	68.9%	6.9% pts.	$151.59	-4.4%
International Luxury [4]	$204.73	8.4%	63.9%	7.7% pts.	$320.28	-4.6%
Total International [5]	$115.26	6.6%	68.3%	7.0% pts.	$168.66	-4.3%
Worldwide [6]	$103.13	4.0%	68.2%	5.0% pts.	$151.27	-3.7%

Comparable Systemwide International Properties1

	Five Months Ended May 31, 2010 and May 31, 2009
	REVPAR		Occupancy		Average Daily Rate
Region	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Caribbean & Latin America	$121.45	9.7%	69.7%	7.8% pts.	$174.24	-2.6%
Continental Europe	$102.50	3.4%	63.9%	4.7% pts.	$160.29	-4.1%
United Kingdom	$109.01	5.7%	71.9%	4.1% pts.	$151.68	-0.2%
Middle East & Africa	$100.94	-5.3%	73.1%	2.8% pts.	$138.08	-8.9%
Asia Pacific [2]	$83.65	16.0%	65.6%	12.6% pts.	$127.61	-6.2%
Regional Composite [3]	$102.06	6.1%	67.7%	7.0% pts.	$150.65	-4.7%
International Luxury [4]	$204.73	8.4%	63.9%	7.7% pts.	$320.28	-4.6%
Total International [5]	$111.24	6.5%	67.4%	7.0% pts.	$165.05	-4.6%
Worldwide [6]	$86.27	3.1%	67.0%	4.3% pts.	$128.77	-3.6%

[1]

We report International results on a period basis, and international statistics on a monthly basis. Statistics are in constant dollars for January through May. International includes properties located outside the Continental United States and Canada, except for Worldwide which also includes North America.

[2]	Does not include Hawaii.
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels and Courtyard brands. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of North America and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes international statistics for the five calendar months ended May 31, 2010 and May 31, 2009, and North American statistics for the twenty-four weeks ended June 18, 2010 and June 19, 2009. Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated North American Properties1

	Twelve Weeks Ended June 18, 2010 and June 19, 2009
	REVPAR		Occupancy		Average Daily Rate
Brand	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Marriott Hotels & Resorts	$117.21	7.6%	73.1%	4.4% pts.	$160.30	1.2%
Renaissance Hotels	$113.08	6.1%	71.0%	3.0% pts.	$159.16	1.6%
Composite North American Full-Service [2]	$116.44	7.4%	72.7%	4.1% pts.	$160.09	1.3%
The Ritz-Carlton [3]	$212.67	15.9%	71.6%	9.9% pts.	$297.03	0.0%
Composite North American Full-Service & Luxury [4]	$127.98	9.0%	72.6%	4.8% pts.	$176.29	1.7%
Residence Inn	$88.88	4.9%	76.7%	4.8% pts.	$115.87	-1.6%
Courtyard	$73.82	4.0%	67.7%	3.6% pts.	$108.98	-1.4%
TownePlace Suites	$50.47	2.1%	68.8%	5.2% pts.	$73.30	-5.6%
SpringHill Suites	$67.26	3.2%	69.5%	3.5% pts.	$96.85	-2.1%
Composite North American Limited-Service [5]	$76.03	4.0%	70.4%	3.9% pts.	$108.00	-1.7%
Composite - All [6]	$106.47	7.5%	71.7%	4.4% pts.	$148.53	0.8%

Comparable Systemwide North American Properties1

	Twelve Weeks Ended June 18, 2010 and June 19, 2009
	REVPAR		Occupancy		Average Daily Rate
Brand	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Marriott Hotels & Resorts	$102.17	7.1%	70.0%	4.6% pts.	$146.03	0.0%
Renaissance Hotels	$101.97	7.1%	70.7%	4.6% pts.	$144.32	0.2%
Composite North American Full-Service [2]	$102.14	7.1%	70.1%	4.6% pts.	$145.72	0.1%
The Ritz-Carlton [3]	$212.67	15.9%	71.6%	9.9% pts.	$297.03	0.0%
Composite North American Full-Service & Luxury [4]	$110.01	8.2%	70.2%	5.0% pts.	$156.72	0.6%
Residence Inn	$88.49	5.8%	77.9%	5.5% pts.	$113.56	-1.6%
Courtyard	$77.06	4.2%	69.2%	3.4% pts.	$111.33	-0.9%
Fairfield Inn & Suites	$56.25	3.1%	66.4%	3.1% pts.	$84.67	-1.7%
TownePlace Suites	$56.84	4.5%	71.2%	6.2% pts.	$79.84	-4.5%
SpringHill Suites	$67.98	3.6%	69.1%	4.3% pts.	$98.37	-2.8%
Composite North American Limited-Service [5]	$73.94	4.5%	71.0%	4.1% pts.	$104.08	-1.6%
Composite - All [6]	$87.90	6.3%	70.7%	4.5% pts.	$124.31	-0.4%

[1]	North America includes properties located in the Continental United States and Canada.
[2]	Includes the Marriott Hotels & Resorts and Renaissance Hotels brands.
[3]	Statistics for The Ritz-Carlton are for March through May.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated North American Properties1

	Twenty-four Weeks Ended June 18, 2010 and June 19, 2009
	REVPAR		Occupancy		Average Daily Rate
Brand	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Marriott Hotels & Resorts	$109.28	3.2%	69.7%	4.4% pts.	$156.68	-3.3%
Renaissance Hotels	$104.56	0.8%	67.5%	3.2% pts.	$154.92	-4.0%
Composite North American Full-Service [2]	$108.40	2.7%	69.3%	4.2% pts.	$156.36	-3.4%
The Ritz-Carlton [3]	$205.25	10.6%	68.7%	8.7% pts.	$298.75	-3.3%
Composite North American Full-Service & Luxury [4]	$118.14	4.0%	69.3%	4.6% pts.	$170.57	-2.9%
Residence Inn	$83.89	2.0%	73.1%	5.0% pts.	$114.83	-5.0%
Courtyard	$69.28	0.0%	64.0%	3.6% pts.	$108.18	-5.6%
TownePlace Suites	$46.89	-4.5%	63.4%	3.1% pts.	$73.92	-9.2%
SpringHill Suites	$62.71	0.6%	64.6%	3.8% pts.	$97.02	-5.3%
Composite North American Limited-Service [5]	$71.43	0.4%	66.5%	3.9% pts.	$107.36	-5.4%
Composite - All [6]	$98.55	2.9%	68.1%	4.3% pts.	$144.68	-3.6%

Comparable Systemwide North American Properties1

	Twenty-four Weeks Ended June 18, 2010 and June 19, 2009
	REVPAR		Occupancy		Average Daily Rate
Brand	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Marriott Hotels & Resorts	$96.06	3.0%	66.7%	4.3% pts.	$143.93	-3.6%
Renaissance Hotels	$94.89	2.5%	67.1%	4.6% pts.	$141.39	-4.6%
Composite North American Full-Service [2]	$95.85	2.9%	66.8%	4.4% pts.	$143.47	-3.8%
The Ritz-Carlton [3]	$205.25	10.6%	68.7%	8.7% pts.	$298.75	-3.3%
Composite North American Full-Service & Luxury [4]	$102.35	3.8%	66.9%	4.6% pts.	$152.94	-3.4%
Residence Inn	$83.39	2.4%	74.3%	4.9% pts.	$112.29	-4.3%
Courtyard	$72.06	0.6%	65.3%	2.9% pts.	$110.30	-3.9%
Fairfield Inn & Suites	$51.43	-0.3%	61.4%	2.0% pts.	$83.73	-3.6%
TownePlace Suites	$53.05	0.1%	66.3%	4.8% pts.	$80.07	-7.1%
SpringHill Suites	$63.46	-0.3%	65.1%	3.4% pts.	$97.52	-5.6%
Composite North American Limited-Service [5]	$69.07	0.9%	66.9%	3.4% pts.	$103.21	-4.2%
Composite - All [6]	$81.83	2.3%	66.9%	3.9% pts.	$122.27	-3.7%

[1]	North America includes properties located in the Continental United States and Canada.
[2]	Includes the Marriott Hotels & Resorts and Renaissance Hotels brands.
[3]	Statistics for The Ritz-Carlton are for January through May.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

	As Reported 12 Weeks Ended June 18, 2010	As Reported 12 Weeks Ended June 19, 2009	Adjustments	As Adjusted 12 Weeks Ended June 19, 2009**	Percent Better/(Worse) 2010 vs. Adjusted 2009
			Restructuring Costs & Other Charges
Segment Revenues
Base fees revenue	$12	$11	$—	$11	9
Sales and services revenue
Development	148	182	—	182	(19)
Services	84	80	—	80	5
Financing revenue
Interest income - non-securitized notes	10	10	—	10	0
Interest income - securitized notes	33	—	—	—	*
Other financing revenue	1	(1)	12	11	(91)

Total financing revenue	44	9	12	21	110
Other revenue	13	12	—	12	8

Total sales and services revenue	289	283	12	295	(2)
Cost reimbursements	62	61	—	61	2

Segment revenues	$363	$355	$12	$367	(1)

Segment Results
Base fees revenue	$12	$11	$—	$11	9
Timeshare sales and services, net	50	4	12	16	213
Restructuring costs	—	(30)	30	—	—
General, administrative and other expense	(15)	(23)	7	(16)	6
Gains and other income	—	—	—	—	—
Joint venture equity earnings	(3)	(1)	1	—	*
Interest expense	(14)	—	—	—	*
Noncontrolling interest	—	4	—	4	(100)

Segment results	$30	$(35)	$50	$15	100

Contract Sales
Company:
Timeshare	$155	$200	$—	$200	(23)
Fractional	8	8	1	9	(11)
Residential	2	2	—	2	0

Total company	165	210	1	211	(22)
Joint ventures:
Timeshare	—	—	—	—	—
Fractional	(1)	(18)	19	1	(200)
Residential	(3)	17	(17)	—	*

Total joint ventures	(4)	(1)	2	1	(500)

Total contract sales [1]	$161	$209	$3	$212	(24)

*	Percent cannot be calculated.
**	Denotes non-GAAP financial measures. Please see pages A-17 and A-18 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]

As Reported 12 Weeks Ended June 18, 2010 includes fractional and residential contract cancellation allowances of ($3) million and ($3) million, respectively. Gross contract sales for the 2010 second quarter were $167 million before the contract cancellation reserves of $6 million.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

	As Reported 24 Weeks Ended June 18, 2010	As Reported 24 Weeks Ended June 19, 2009	Adjustments	As Adjusted 24 Weeks Ended June 19, 2009**	Percent Better/(Worse) 2010 vs. Adjusted 2009
			Restructuring Costs & Other Charges
Segment Revenues
Base fees revenue	$23	$21	$—	$21	10
Sales and services revenue
Development	295	303	4	307	(4)
Services	167	150	—	150	11
Financing revenue
Interest income - non-securitized notes	19	23	—	23	(17)
Interest income - securitized notes	69	—	—	—	*
Other financing revenue [1]	3	(4)	25	21	(86)

Total financing revenue	91	19	25	44	107
Other revenue	21	20	—	20	5

Total sales and services revenue	574	492	29	521	10
Cost reimbursements	124	119	—	119	4

Segment revenues	$721	$632	$29	$661	9

Segment Results
Base fees revenue	$23	$21	$—	$21	10
Timeshare sales and services, net	100	(7)	28	21	376
Restructuring costs	—	(31)	31	—	—
General, administrative and other expense	(32)	(40)	7	(33)	3
Gains and other income	—	—	—	—	—
Joint venture equity earnings	(8)	(2)	2	—	*
Interest expense	(28)	—	—	—	*
Noncontrolling interest	—	7	—	7	(100)

Segment results	$55	$(52)	$68	$16	244

Contract Sales
Company:
Timeshare	$306	$338	$—	$338	(9)
Fractional	16	18	1	19	(16)
Residential	6	(3)	4	1	500

Total company	328	353	5	358	(8)
Joint ventures:
Timeshare	—	—	—	—	—
Fractional	—	(5)	16	11	(100)
Residential	(3)	(10)	10	—	*

Total joint ventures	(3)	(15)	26	11	(127)

Total contract sales [2]	$325	$338	$31	$369	(12)

*	Percent cannot be calculated.
**	Denotes non-GAAP financial measures. Please see pages A-17 and A-18 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]	As Reported 24 Weeks Ended June 19, 2009 and As Adjusted 24 Weeks Ended June 19, 2009 include gain/(loss) on notes sold of ($1) million and ($1) million, respectively.
[2]

As Reported 24 Weeks Ended June 18, 2010 includes fractional and residential contract cancellation allowances of ($7) million and ($7) million, respectively. Gross contract sales for 2010 year-to-date were $339 million before the contract cancellation reserves of $14 million.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

AS ADJUSTED HAD ASU NOS. 2009-16 AND 2009-17 BEEN ADOPTED ON JANUARY 3, 2009

SECOND QUARTER 2009

($ in millions)

	As Reported 12 Weeks Ended June 19, 2009	Adjustments	As Adjusted 12 Weeks Ended June 19, 2009**	ASU Nos. 2009-16 And 2009-17 Adjustments	As Adjusted For ASU Nos. 2009-16 And 2009-17 12 Weeks Ended June 19, 2009**

		Restructuring Costs & Other Charges
Segment Revenues
Base fees revenue	$11	$—	$11	$—	$11
Sales and services revenue
Development	182	—	182	6	188
Services	80	—	80	—	80
Financing revenue
Interest income - non-securitized notes	10	—	10	—	10
Interest income - securitized notes	—	—	—	38	38
Other financing revenue	(1)	12	11	(8)	3

Total financing revenue	9	12	21	30	51
Other revenue	12	—	12	—	12

Total sales and services revenue	283	12	295	36	331
Cost reimbursements	61	—	61	—	61

Segment revenues	$355	$12	$367	$36	$403

Segment Results
Base fees revenue	$11	$—	$11	$—	$11
Timeshare sales and services, net	4	12	16	32	48
Restructuring costs	(30)	30	—	—	—
General, administrative and other expense	(23)	7	(16)	—	(16)
Gains and other income	—	—	—	—	—
Joint venture equity earnings	(1)	1	—	—	—
Interest expense	—	—	—	(18)	(18)
Noncontrolling interest	4	—	4	—	4

Segment results	$(35)	$50	$15	$14	$29

Contract Sales
Company:
Timeshare	$200	$—	$200	$—	$200
Fractional	8	1	9	—	9
Residential	2	—	2	—	2

Total company	210	1	211	—	211
Joint ventures:
Timeshare	—	—	—	—	—
Fractional	(18)	19	1	—	1
Residential	17	(17)	—	—	—

Total joint ventures	(1)	2	1	—	1

Total contract sales, including joint ventures	$209	$3	$212	$—	$212

**	Denotes non-GAAP financial measures. Please see pages A-17 and A-18 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURE

TIMESHARE INVENTORY

AS ADJUSTED HAD ASU NOS. 2009-16 AND 2009-17 BEEN ADOPTED ON JANUARY 3, 2009

($ in millions)

	Balance at End of 2010 Second Quarter	As Reported Balance at Year-End 2009	Adjustments	As Adjusted For ASU Nos. 2009-16 And 2009-17 Balance at Year-End 2009**[1]

			ASU Nos. 2009-16 And 2009-17 Adjustments
Finished goods [2]	$757	$721	$100	$821
Work-in-process	148	198	—	198
Land and infrastructure	545	507	—	507

Total inventory	$1,450	$1,426	$100	$1,526

**	Denotes non-GAAP financial measures. Please see pages A-17 and A-18 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]	As Adjusted had ASU Nos. 2009-16 and 2009-17 (formerly referred to as FAS 166 & 167) been adopted on January 3, 2009.
[2]

Includes completed inventory as well as an estimate of inventory we expect to acquire when we foreclose on defaulted notes. The estimate of inventory we expect to acquire when we foreclose on defaulted notes for As Adjusted 2009 and As Reported 2010 include securitized and non-securitized notes, and As Reported 2009 includes non-securitized notes.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURE

EBITDA AND ADJUSTED EBITDA

($ in millions)

	Fiscal Year 2010
	First Quarter	Second Quarter	Total Year to Date
Net Income attributable to Marriott	$83	$119	$202
Interest expense	45	44	89
Tax provision	46	65	111
Depreciation and amortization	39	42	81
Less: Depreciation reimbursed by third-party owners	(3)	(3)	(6)
Interest expense from unconsolidated joint ventures	5	5	10
Depreciation and amortization from unconsolidated joint ventures	6	6	12

EBITDA **	$221	$278	$499

Increase over 2009 Adjusted EBITDA	3%	26%	15%

	Fiscal Year 2009
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Income / (Loss) attributable to Marriott	$(23)	$37	$(466)	$106	$(346)
Interest expense	29	28	27	34	118
Tax provision	33	44	(210)	68	(65)
Tax provision, noncontrolling interest	1	2	1	—	4
Depreciation and amortization	39	42	43	61	185
Less: Depreciation reimbursed by third-party owners	(2)	(2)	(2)	(3)	(9)
Interest expense from unconsolidated joint ventures	3	6	4	6	19
Depreciation and amortization from unconsolidated joint ventures	6	6	6	9	27

EBITDA **	86	163	(597)	281	(67)

Restructuring costs and other charges
Severance	2	10	4	5	21
Facilities exit costs	—	22	5	2	29
Development cancellations	—	1	—	—	1

Total restructuring costs	2	33	9	7	51

Impairment of investments and other, net of prior year reserves	68	3	1	11	83
Reserves for loan losses	42	1	—	—	43
Contract cancellation allowances	4	1	1	3	9
Residual interests valuation	13	12	(3)	(2)	20
System development write-off	—	7	—	—	7

Total other charges	127	24	(1)	12	162

Total restructuring costs and other charges	129	57	8	19	213

Timeshare strategy - impairment charges
Operating impairments	—	—	614	—	614
Non-operating impairments	—	—	138	—	138

Total timeshare strategy - impairment charges	—	—	752	—	752

Adjusted EBITDA **	$215	$220	$163	$300	$898

**	Denotes non-GAAP financial measures. Please see pages A-17 and A-18 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

EBITDA and Adjusted EBITDA

As Adjusted Had ASU Nos. 2009-16 and 2009-17 Been Adopted on January 3, 2009

Second Quarter 2009

($ in millions)

	Second Quarter 2009	ASU Nos. 2009-16 and 2009-17 Adjustments	As Adjusted For ASU Nos. 2009-16 and 2009-17 Second Quarter 2009**
Net Income / (Loss) attributable to Marriott	$37	$9	$46
Interest expense	28	18	46
Tax provision	44	5	49
Tax provision, noncontrolling interest	2	—	2
Depreciation and amortization	42	—	42
Less: Depreciation reimbursed by third-party owners	(2)	—	(2)
Interest expense from unconsolidated joint ventures	6	—	6
Depreciation and amortization from unconsolidated joint ventures	6	—	6

EBITDA **	163	32	195

Restructuring costs and other charges
Severance	10	—	10
Facilities exit costs	22	—	22
Development cancellations	1	—	1

Total restructuring costs	33	—	33

Impairment of investments and other, net of prior year reserves	3	—	3
Reserves for loan losses	1	—	1
Contract cancellation allowances	1	—	1
Residual interests valuation	12	—	12
System development write-off	7	—	7

Total other charges	24	—	24

Total restructuring costs and other charges	57	—	57

Adjusted EBITDA **	$220	$32	$252

**	Denotes non-GAAP financial measures. Please see pages A-17 and A-18 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

EBITDA and Adjusted EBITDA

2009 As Adjusted Had ASU Nos. 2009-16 and 2009-17 Been Adopted on January 3, 2009 and Forecasted 2010

($ in millions)

				Range
	2009 Fiscal Year	ASU Nos. 2009-16 and 2009-17 Adjustments	As Adjusted For ASU Nos. 2009-16 and 2009-17 Fiscal Year 2009**	Estimated EBITDA Full Year 2010
Net (Loss) / Income attributable to Marriott	$(346)	$(1)	$(347)	$398	$427
Interest expense	118	77	195	195	190
Tax provision, continuing operations	(65)	—	(65)	222	238
Tax provision, noncontrolling interest	4	—	4	—	—
Depreciation and amortization	185	—	185	185	185
Less: Depreciation reimbursed by third-party owners	(9)	—	(9)	(10)	(10)
Interest expense from unconsolidated joint ventures	19	—	19	25	25
Depreciation and amortization from unconsolidated joint ventures	27	—	27	30	30

EBITDA **	(67)	76	9	1,045	1,085

Restructuring costs and other charges
Severance	21	—	21	—	—
Facilities exit costs	29	—	29	—	—
Development cancellations	1	—	1	—	—

Total restructuring costs	51	—	51	—	—

Impairment of investments and other, net of prior year reserves	83	—	83	—	—
Reserves for loan losses	43	—	43	—	—
Contract cancellation allowances	9	—	9	—	—
Residual interests valuation	20	—	20	—	—
System development write-off	7	—	7	—	—

Total other charges	162	—	162	—	—

Total restructuring costs and other charges	213	—	213	—	—

Timeshare strategy - impairment charges
Operating impairments	614	—	614	—	—
Non-operating impairments	138	—	138	—	—

Total timeshare strategy - impairment charges	752	—	752	—	—

Adjusted EBITDA **	$898	$76	$974	$1,045	$1,085

Increase over 2009 Adjusted EBITDA as Adjusted for ASU Nos. 2009-16 and 2009-17				7%	11%

**	Denotes non-GAAP financial measures. Please see pages A-17 and A-18 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURE

ADJUSTED TOTAL DEBT NET OF CASH

($ in millions)

				Better / (Worse) Change
				Balance at End of 2010 Second Quarter as Compared to
	Balance at End of 2010 Second Quarter	Balance at Year-End 2009	Balance at Year-End 2008	Balance at Year-End 2009	Balance at Year-End 2008
Total debt	$2,911	$2,298	$3,095	$(613)	$184
Cash and cash equivalents	(100)	(115)	(134)	(15)	(34)

Total debt net of cash **	2,811	2,183	2,961	(628)	150
Less the impact of ASU Nos. 2009-16 and 2009-17	(987)	—	—	987	987

Adjusted total debt net of cash ** (a)	$1,824	$2,183	$2,961	$359	$1,137

(a)	Excludes the impact of the update to ASU Nos. 2009-16 and 2009-17.
**	Denotes non-GAAP financial measures. Please see pages A-17 and A-18 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Measures That Exclude Certain Charges, Costs, and Other Expenses. Management evaluates non-GAAP measures that exclude the impact of Timeshare strategy - impairment charges incurred in the 2009 third quarter, restructuring costs and other charges incurred in the 2009 first through fourth quarters, and certain tax expenses incurred in the 2009 first and second quarters, because those non-GAAP measures allow for period-over-period comparisons of our on-going core operations before material charges. These non-GAAP measures also facilitate management’s comparison of results from our on-going operations before material charges with results from other lodging companies.

Timeshare Strategy - Impairment Charges. In response to the difficult business conditions that the Timeshare segment’s timeshare, luxury residential, and luxury fractional real estate development businesses experienced, we evaluated our entire Timeshare portfolio in the 2009 third quarter. In order to adjust the business strategy to reflect current market conditions at that time, on September 22, 2009, we approved plans for our Timeshare segment to take the following actions: (1) for our luxury residential projects, reduce prices, convert certain proposed projects to other uses, sell some undeveloped land, and not pursue further Marriott-funded residential development projects; (2) reduce prices for existing luxury fractional units; (3) continue short-term promotions for our U.S. timeshare business and defer the introduction of new projects and development phases; and (4) for our European timeshare and fractional resorts, continue promotional pricing and marketing incentives and not pursue further development. As a result of these decisions, we recorded third quarter 2009 pretax charges totaling $752 million in our Consolidated Statements of Income ($502 million after-tax), including $614 million of pretax charges impacting operating income under the “Timeshare strategy-impairment charges” caption, and $138 million of pretax charges impacting non-operating income under the “Timeshare strategy-impairment charges (non-operating)” caption.

Restructuring Costs and Other Charges. During the latter part of 2008 we experienced a significant decline in demand for hotel rooms both domestically and internationally due, in part, to the financial crisis and the dramatic downturn in the economy. Our capital intensive Timeshare business was also hurt by the downturn in market conditions and particularly, the significant deterioration in the credit markets. These declines resulted in reduced management and franchise fees, cancellation of development projects, reduced timeshare contract sales, contract cancellation allowances, and charges and reserves associated with expected fundings, loans, Timeshare inventory, accounts receivable, contract cancellation allowances, valuation of Timeshare residual interests, hedge ineffectiveness, and asset impairments. We responded by implementing various cost saving measures which resulted in first, second, third and fourth quarter 2009 restructuring costs of $2 million, $33 million, $9 million, and $7 million, respectively, that were directly related to the downturn. We also incurred other charges in the 2009 first, second, and fourth quarters totaling $127 million, $24 million, and $12 million respectively, as well as $1 million in net other credits in the 2009 third quarter, that were directly related to the downturn, including asset impairment charges, accounts receivable and guarantee charges, reserves associated with loans, reversal of the liability related to expected fundings, Timeshare contract cancellation allowances, and charges related to the valuation of Timeshare residual interests.

Certain Tax Expenses. Certain tax expenses included non-cash charges of $26 million in the 2009 first quarter and $17 million in the 2009 second quarter primarily related to the treatment of funds received from certain foreign subsidiaries, an issue we are contesting with the Internal Revenue Service (“IRS”).

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

(cont.)

Earnings Before Interest, Taxes, Depreciation and Amortization. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) reflects earnings excluding the impact of interest expense, provision for income taxes, depreciation and amortization. Management considers EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Both EBITDA and Adjusted EBITDA (described below) exclude certain cash expenses that we are obligated to make.

Adjusted EBITDA. Management also evaluates adjusted EBITDA as an indicator of operating performance. Adjusted EBITDA excludes: (1) Timeshare strategy - impairment charges of $752 million incurred in the 2009 third quarter; and (2) the 2009 restructuring costs and other charges of $19 million from the fourth quarter, $8 million from the third quarter, $57 million from the second quarter and $129 million from the first quarter. Management excludes these Timeshare strategy-impairment charges and restructuring costs and other charges for the reasons noted above under “Adjusted Measures That Exclude Certain Charges, Costs, and Other Expenses.”

Adjusted Measures that Exclude the Impact of New Accounting Standards or Reflect Their Early Adoption. As of the first day of fiscal year 2010, we adopted Accounting Standards Update (“ASU”) No. 2009-16, “Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets” (formerly known as FAS No. 166) and ASU No. 2009-17, “Consolidations (Topic 810); Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” (formerly known as FAS No. 167), which required consolidating previously securitized pools of Timeshare notes and impacts the ongoing accounting for those notes. Management evaluates non-GAAP measures that exclude the impact of these standards in the current year or include the impact of these standards as if we had adopted them early in order to better perform year-over-year comparisons on a comparable basis.

Total Debt Net of Cash (or “Net Debt”) and Adjusted Total Debt Net of Cash. Total debt net of cash reflects total debt less cash and cash equivalents. Management considers total debt net of cash to be a more accurate indicator of the net debt that must be repaid or refinanced at maturity (as it gives consideration to cash resources available to retire a portion of the debt when due). In addition, Management evaluates adjusted total debt net of cash, which excludes the debt that was consolidated as a result of adopting ASU Nos. 2009-16 and 2009-17, because that debt is non-recourse to the Company and is not supported by the Company’s cash flows. Management believes that these financial measures provide a clearer picture of the future demands on cash to repay debt and uses these measures in making decisions regarding its borrowing capacity and future refinancing needs. Management also evaluates adjusted total debt net of cash for the reason stated in the previous paragraph.